EXHIBIT 1
                    ASSET CONTRIBUTION AND EXCHANGE AGREEMENT

         THIS ASSET CONTRIBUTION AND EXCHANGE AGREEMENT (the "Agreement") is entered into effective as of the 20th day of May, 2001, by and between PARK VANGUARD, LLC., a Nevada limited liability company ("Park"), and CROWN JEWEL RESOURCES CORP., a Delaware corporation ("Crown"). RECITALS

         A. Park has acquired, as of the date hereof, certain Real Property (hereinafter defined) in Sanpete County, Utah (all as hereafter defined); and

         B. Park desires to contribute, assign, transfer and deliver to Crown, subject to Section 351 of the Internal Revenue Code (the "Code"), all of Park's right, title and interest to such Real Property in exchange for certain real and tangible property related to manufacturing and selling of gold jewelry, subject to Sections 301 and 337 of the Code and the sale of common stock (the "Crown Assets").

         NOW, THEREFORE, in consideration of the covenants, representations, conditions and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
                                    ARTICLE I

          ASSET CONTRIBUTION AND PURCHASE AND SALE OF THE COMMON STOCK

         1.1 Contribution. Contemporaneously with the execution and delivery hereof, and upon the terms and conditions hereof, Park shall contribute, assign, transfer and deliver to Crown, and Crown shall accept, all of Park's right, title and interest in and to the real property and interests in real property and buildings, structures and improvements thereon (including easements, rights-of- way, water rights, tenements, hereditaments, appurtenances, fixtures and other real property rights appertaining thereto) leased or owned by Park and more particularly described on Schedule 1.1(a) ( "Gateway") which is owned by Park as the same shall exist on the Closing Date (as defined herein), including:

         (a) all right, title and interest of Park under the Development Agreement; and

         (b)      all goodwill associated with Gateway;

         1.2 Retained Assets. Crown expressly understands and agrees that the assets and properties set forth on Schedules 1.2 (the "Retained Assets") shall be excluded from Gateway.

         1.3 Contribution Consideration. At the Closing (defined below), as consideration for the contribution of Gateway, Crown shall deliver to Park the Crown Assets including:


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         (a) all  trade  fixtures,  machinery  and equipment, computer equipment
(including  hardware  and  software),   office  equipment  and  supplies,  other
supplies, furniture, parts and other tangible personal property (and interests in any of the foregoing) previously acquired by Crown (whether or not currently used) for the manufacture of gold, platinum and silver jewelry (the "Crown Assets"), including all items of personal property which are all set forth on
Schedule 1.3(a) (the "Crown Personal Property"), and any additions or accessions thereto or substitutions therefor or proceeds thereof;

         (b) the option provided by Section 1.1(b) of the certain Asset Contribution and Stock Purchase Agreement dated June 8, 2000, to acquire real property and interests in real property and buildings, structures and improvements thereon (including easements, rights-of-way, water rights, tenements, hereditaments, appurtenances, fixtures and other real property rights appertaining thereto) leased or owned by Crown and more particularly described on Schedule 1.3(b) (the "Crown Real Property");

         (c) stock certificate(s) evidencing such shares of validly issued, fully paid and non- assessable restricted shares of the Common Stock of Crown as shall equal $1.675 million at 50% of the lowest bid price over the preceding sixty days (the "Shares").

         1.4 The Closing. The closing of the contribution of Gateway and exchange of Crown Assets (the "Closing") shall take place at the offices of Greenberg Traurig LLP, 3290 Northside Parkway, Suite 400, Atlanta, Georgia 30327, or at such other place, date and time as the parties may mutually agree. The Closing shall be deemed effective as of 11:59 p.m. on the date of the Closing (the "Closing Date"). Notwithstanding the foregoing, all deliveries, payments and other transactions and documents relating to the Closing shall be interdependent and none shall be deemed effective unless and until all are effective (except to the extent that the party entitled to the benefit thereof has waived satisfaction or performance thereof as a condition precedent to the Closing), and shall be deemed to be consummated simultaneously.

         1.5 Retained Liabilities. Neither party assumes, and shall not at any time hereafter (including on or after the Closing Date) become liable for, any liabilities of the other or any of its affiliates, other than the Assumed
Liabilities (the "Retained Liabilities"). For the avoidance of doubt, the Retained Liabilities including, but are not limited to, the following: (a) any liability whether presently in existence or arising hereafter which is attributable to a Retained Asset; (b) any liability the existence of which constitutes a breach of any representation or warranty by each party hereunder;
(c) any liability whether currently in existence or arising hereafter relating to fees, commissions or expenses owed to any broker, finder, investment banker, attorney or other intermediary or advisor employed by each party or any of its affiliates in connection with the transactions contemplated hereby or otherwise;
(d) any liability, whether currently in existence or arising hereafter, owed by each party to the members of each party or any of their respective associates or affiliates; (e) all liabilities and obligations of each party under this Agreement and any other agreement entered into in connection herewith and (f) those liabilities described as Retained Liabilities on Schedule 1.5.


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         1.6 Related  Agreements  and  Other  Deliveries.   In  addition  to the
foregoing, each of Crown and Park covenant and agree to execute the agreements and make the deliveries described in Article V hereof at the Closing.

                                   ARTICLE II

                     REPRESENTATIONS AND WARRANTIES OF PARK

         Park represents and warrants to Crown, which representations and warranties shall survive the Closing in accordance with Section 6.1, as set forth below.

         2.1 Organization. Park is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Nevada. Park has the requisite power and authority to own Gateway.

         2.2 Authority. Park has the necessary power and authority to execute and deliver this Agreement and all related agreements hereto (the "Other
Agreements") and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by Park have been duly and validly authorized and approved by all necessary company action of Park and no other company or member proceedings on the part of Park, its Managers or members are necessary to authorize or approve this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Park and, assuming the due authorization, execution and delivery hereof by Crown, constitutes the legal, valid and binding obligation of Park, enforceable against Park in accordance with its terms, subject only to bankruptcy, insolvency, reorganization, moratorium or similar laws at the time in effect affecting the enforceability or rights of creditors generally and to general equitable principles which may limit the right to obtain equitable remedies.

         2.3 No Conflicts, Required Filings and Consents. The execution, delivery and performance of this Agreement and all Other Agreements by Park, the consummation by Park of the transactions contemplated hereby and thereby and compliance by Park with any of the provisions hereof do not and will not: (a) conflict with or violate the Certificate of Organization or written Operating Agreement of Park; (b) to the knowledge of Park result in a material violation of any statute, ordinance, rule, regulation, order, judgment or decree applicable to Park or Gateway; (c) result in a violation or breach of, or constitute a default (or an event that, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material contract, agreement or arrangement related to Gateway, or result in the creation or imposition of any lien, charge, restriction, claim or encumbrance of any nature whatsoever upon any of Gateway or the other properties or assets of Park, which violation or breach would have a Material Adverse Effect; or (d) require any consent, waiver, license, approval, authorization, order, permit, registration or filing with, or notification (any of the foregoing being a "Consent") to (i) any government or subdivision thereof, whether domestic, foreign or multinational, or any administrative, governmental, or regulatory authority, agency, commission, court, tribunal or body, whether domestic, foreign or multinational (a "Governmental Entity"); or (ii), except with respect to Gateway, any individual, corporation, trust, partnership, limited liability

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company or other  entity  (collectively,  a  "Person"),  the failure of which to obtain would have a Material Adverse Effect. A "Material Adverse Effect" means a
change  in,  or  effect  on,  the  operations,   affairs,  prospects,  financial
condition, results of operations, assets, liabilities, reserves or any other aspect of Park that results in a material adverse effect on, or a material adverse change in Park.

         2.4      Reserved.

         2.5 Brokers' Fees. Park has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to this transactions contemplated by this Agreement.

         2.6 Litigation. To Park's knowledge, there is no action, suit, claim, proceeding or investigation pending or, to the best of Park's knowledge, threatened against or affecting Park or Gateway, at law or in equity, or before or by any foreign or domestic, Federal, state, municipal or other governmental court, department, commission, board, bureau, agency or instrumentality.

         2.7 Taxes. Park has duly and timely filed all federal, state and local income, franchise, excise, real and personal property and other tax returns and reports, including extensions, required to have been filed by Park with respect to Gateway on or prior to the date hereof, and has duly and timely paid all taxes and other governmental charges, and all interest and penalties with respect thereto, set forth in such returns including, without limitation, all taxes which Park is obligated to withhold from amounts owing to employees, creditors and third parties.

         2.8 Schedules. All Schedules attached hereto are and will be true, correct and complete as of the Closing. Matters disclosed on any Schedule shall be deemed disclosed on all other Schedules furnished by Park hereunder for which the matters' relevance is reasonably ascertainable from its inclusion in the former Schedule.
                                   ARTICLE III

                     REPRESENTATIONS AND WARRANTIES OF CROWN

         Crown represents and warrants to Park, which representations and warranties shall survive the Closing in accordance with Section 6.1, as follows:

         3.1 Organization and Qualification. Crown is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Crown has the requisite corporate power and authority to carry on its business as it is now being conducted and is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where failure to be so qualified would not reasonably be expected to have a material adverse effect on Crown' assets or business, taken as a whole.

         3.2      Authority.   Crown  has  the  necessary  corporate  power  and
authority to execute and deliver this Agreement and all Other Agreements and to consummate the transactions contemplated

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hereby.   The  execution  and  delivery  hereof  and  the  consummation  of  the transactions contemplated hereby by Crown have been duly and validly authorized and approved by all necessary corporate action of Crown, and no other corporate or shareholder proceedings on the part of Crown, its Board of Directors or shareholders are necessary to authorize or approve this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Crown, and assuming the due authorization, execution and delivery by Park, constitutes the legal, valid and binding obligation of Crown, enforceable in accordance with its terms, subject only to bankruptcy, insolvency, reorganization, moratoriums or similar laws at the time in effect affecting the enforceability or right of creditors generally and by general equitable principles which may limit the right to obtain equitable remedies.

         3.3      Crown Assets.

                  (a) The authorized capital stock of Crown consists of 200,000,000 shares of Common Stock, $0.00005 par value per share (the "Common Stock"). Immediately prior to the Closing, 1,682,012 shares of the Common Stock will be validly issued and outstanding, fully paid and nonassessable, with no personal liability attaching to the ownership thereof, and no other shares of capital stock will have been authorized or issued. The stockholders of record and holders of subscriptions, warrants, options, convertible securities, and other rights (contingent or other) to purchase or otherwise acquire equity securities of Crown, and the number of shares of capital stock and the number of such subscriptions, warrants, options, convertible securities, and other such rights held by each, are as set forth in Schedule 3.3 hereto. Except as set forth in the attached schedules, as contemplated by this Agreement (i) no subscription, warrant, option, convertible security, or other right (contingent or other) to purchase or otherwise acquire equity securities of Crown is authorized or outstanding and (ii) there is no commitment by Crown to issue shares, subscriptions, warrants, options, convertible securities, or other such rights or to distribute to holders of any of its equity securities any evidence of indebtedness or asset. Except as provided for in the Certificate of Incorporation of Crown, as in effect on the Closing Date, or as set forth in the attached Schedules or as contemplated by this Agreement, Crown has no obligation (contingent or other) to purchase, redeem or otherwise acquire any of its equity securities or any interest therein or to pay any dividend or make any other distribution in respect thereof. To Crown's knowledge, there are no voting trusts or agreements, stockholders' agreements, pledge agreements, buy-sell agreements, rights of first refusal, preemptive rights or proxies relating to any securities of Crown (whether or not Crown is a party thereto). All of the outstanding securities of Crown were issued in compliance with all applicable Federal and state securities laws.

                  (b) When delivered to Park in accordance with the terms hereof, the Crown Assets and Shares shall be free and clear of any lien, charge, security interest, pledge, option, right of first refusal, voting proxy or other voting agreement, or encumbrance of any kind or nature (any of the foregoing, a "Lien").
         3.4      Reserved.

         3.5 No Conflicts, Required Filings and Consents. The execution, delivery and performance of this Agreement and all Other Agreements by Crown, the consummation by Crown of the transactions contemplated hereby and thereby and compliance by Crown with any of the provisions hereof do not and will not:

                  (a) conflict with or violate the Certificate of Incorporation or bylaws of Crown;

                  (b) to Crown' knowledge, result in a material violation of any statute, ordinance, rule, regulation, order, judgment or decree applicable to Crown;

                  (c) require any Consent by (i) any Governmental Entity;or (ii) any Person, the failure of which to obtain would have a material adverse effect on the Crown Assets.

         3.6 Brokers/Finders Fees. Crown has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to this transactions contemplated by this Agreement.

         3.7 Statements True and Correct. Any representation or warranty made by Crown in any certificate, exhibit, document or instrument delivered by Crown pursuant hereto shall be deemed a representation or warranty made herein. No representation or warranty made by Crown, nor any statement, certificate or instrument furnished or to be furnished to Crown pursuant to this Agreement or any other document, agreement or instrument referred to herein or therein, contains or will contain any untrue statement of material fact or omits or will omit to state a material fact necessary to make the statement contained therein not misleading.

         3.8 Litigation. To Crown's knowledge, there is no action, suit, claim, proceeding or investigation pending or, to the best of Crown's knowledge, threatened against or affecting Crown or Crown's Assets, at law or in equity, or before or by any foreign or domestic, Federal, state, municipal or other governmental court, department, commission, board, bureau, agency or instrumentality.

         3.9 Taxes. Crown has duly and timely filed all federal, state and local income, franchise, excise, real and personal property and other tax returns and reports, including extensions, required to have been filed by Crown with respect to Crown Assets on or prior to the date hereof, and has duly and timely paid all taxes and other governmental charges, and all interest and penalties with respect thereto, set forth in such returns including, without limitation, all taxes which Crown is obligated to withhold from amounts owing to employees, creditors and third parties.

                                   ARTICLE IV

                              ADDITIONAL AGREEMENTS

         4.1 Efforts; Consents. Subject to the terms and conditions herein provided, and fiduciary duties under applicable law, each of the parties hereto agrees to use its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable, to consummate and make effective as promptly as practicable the transactions contemplated hereby and to cooperate with each other in connection with the foregoing. Without
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limiting  the  generality  of the  foregoing,  each of Park and Crown  shall use commercially  reasonable  efforts  to (a)  obtain  or cause to be  obtained  all
consents   required  to  be  obtained  in  connection   with  the   transactions
contemplated hereby, (b) make or cause to be made all required filings with applicable Governmental Entities, and (c) to fulfill all conditions hereto.

         Delivery of Books and Records. At the Closing, each party shall provide to the other all of the books, records, papers and instruments of whatever nature and wherever located, whether stored in or readable or accessible by computer or otherwise, including, but not limited to, invoices, engineering information, sales and promotional literature, manuals and data, sales and purchase correspondence, lists of present and former suppliers, personnel and employment records of present and, to the extent lawful, former employees, and documentation developed or used for accounting, marketing, engineering, manufacturing or any other purpose that relate to Gateway or Crown Assets or that are required, useful or necessary in order for Crown to operate Gateway from and after the Closing Date. From and after the Closing each party shall allow the other to examine, make abstracts or copies of all of the books, records, papers and instruments of whatever nature and wherever located, whether stored in or readable or accessible by computer or otherwise, including, but not limited to, invoices, engineering information, sales and promotional literature, manuals and data, sales and purchase correspondence, lists of present and former suppliers, personnel and employment records of present and, to the extent lawful, former employees, and documentation developed or used for accounting, marketing, engineering, manufacturing or any other purpose that relate to Gateway or Crown Assets to the extent that each has a reasonable need for any such information.

         4.3 Liability Limit. Notwithstanding anything herein to the contrary, neither party will be liable with respect to any subject matter hereof under any contract, negligence, strict liability or other legal or equitable theory for any special, consequential or punitive damage for lost data, business or profit, even if the remedies provided for herein fail of their essential purpose or either party has been advised of the possibility or probability of such damages.

                                    ARTICLE V

                              CONDITIONS PRECEDENT

         5.1 Deliveries of Park. At the Closing, and as a condition to Crown's obligations to consummate the transactions contemplated hereby, Park shall deliver to Crown, properly executed and, except as otherwise provided, dated as of the date hereof:

         (a) the Deed of Trust substantially in the form of Exhibit "A" hereto (the "Deed of Trust");

         (b) the Development Agreement substantially in the form of Exhibit "B" hereto (the "Development Agreement");

         (c) title insurance, substantially in the form of Exhibit "C" hereto;

         (d) such other documents as provided in this Article or as Crown shall reasonably request.

         5.2 Deliveries of Crown. In addition to delivery of the Crown Assets in accordance with Section 1.3, at the Closing, and as a condition to Park's obligations to consummate the transactions contemplated hereby, Crown shall deliver, or cause to be delivered, to Park, properly executed and, except as otherwise provided, dated as of the date hereof:

         (a)      the Contribution Agreement;

         (b)      the Option Agreement;

         (c)      the Shares;

         (d) closing certificate of Crown, substantially in the form of Exhibit "D" hereto; and


         (e) such other documents as provided in this Article or as Park shall reasonably request.

                                   ARTICLE VI:

                               GENERAL PROVISIONS

         6.1 Survival; Recourse. The agreements contained herein shall survive the Closing for a period of two years; and (b) the representations and warranties made in Articles II and III shall survive the Closing for a three months, and shall survive any independent investigation by the parties, and any dissolution, merger or consolidation of Park or Crown, and shall bind the legal representatives, assigns and successors of Park and Crown.

         6.2 Further Assurances. From time to time after the Closing Date, upon the reasonable request of any party, the other party shall execute and deliver or cause to be executed and delivered such further instruments of conveyance, assignment and transfer and take such further action as the requesting party may reasonably request in order to effectuate fully the purposes, terms and conditions hereof.

         6.3 Notices. All notices, request, demands or other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered personally or by telecopy (with confirmation of receipt) or one (1) day after being sent by a nationally recognized overnight delivery service or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

         If to Park:                            39-40 30th Street
                                                Long Island City, New York 11101
                                                Attn:  Manager

         With a copy a required copy


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         (which shall not constitute notice)
         to:                                   David M. Pedley, Esq.
                                               Greenberg Traurig LLP
                                               3290 Northside Parkway, Suite 400
                                               Atlanta, GA 30327

         If to Crown:                          39-40 30th Street
                                               Long Island City, New York 11101
                                               Attn:  President


or to such other address as any party may have furnished to the other in writing in accordance with this Section 6.3.

         6.4 No Third Party  Beneficiaries.   This  Agreement  shall  not confer
any right or remedies upon any Person other than the parties hereto and their respective successors and permitted assigns.

         6.5 Entire Agreement. The exhibits and schedules hereto are incorporated herein by reference. This Agreement and the documents, schedules and instruments referred to herein and to be delivered pursuant hereto constitute the entire agreement between the parties pertaining to the subject matter hereof, and supersede all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof. There are no other representations or warranties, whether written or oral, between the parties in connection with the subject matter hereof, except as expressly set forth herein. No waiver of, or change, alteration, modification or addition to this Agreement shall be effective unless in writing and properly executed by the parties hereto.

         6.6 Assignments; Parties in Interest. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any of the parties hereto (whether by operation of law or otherwise), except as provided herein, without the prior written consent of the other parties; any attempted assignment otherwise is void. Subject to the preceding sentence, this Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing herein, express or implied, is intended to or shall confer upon any Person not a party hereto any right, benefit or remedy of any nature whatsoever under or by reason hereof, except as otherwise provided herein. Notwithstanding the foregoing, Park and Crown may assign their rights to any affiliate with the prior written consent from the other party, which consent will not be unreasonably withheld.

         6.7 Expenses. Each of the parties shall pay the fees and expenses of its respective counsel, accountants and other advisors incident to the negotiation, drafting and execution hereof and consummation of the transactions contemplated hereby.

         6.8 Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

         6.9 Governing Law. This Agreement shall be governed in all respects by the laws of the State of New York (without giving effect to the provisions thereof relating to conflicts of law).

         6.10 Headings and Interpretation. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part, or to affect the meaning or interpretation, hereof. Whenever the context may require, any noun or pronoun used herein shall include the corresponding masculine, feminine or neuter forms. The singular form of nouns, pronouns and verbs shall include the plural and vice versa.

         6.11 Counterparts; Telecopies. This Agreement may be executed by telecopy and in two or more counterparts, each of which shall be deemed an original but all of which taken together shall constitute a single agreement.

         6.12 Severability. If any provision, clause or part hereof or the application thereof under certain circumstances is held invalid, illegal or unenforceable in any respect, the validity and enforceability of the remaining provisions hereof, or the application of any such provision, clause or part under other circumstances, shall not be in any way affected or impaired thereby. To the extent such determination is likely to give rise to a Material Adverse Effect, the parties shall endeavor in good faith to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as practical to that of the invalid, illegal or unenforceable provision.

         6.13 Simultaneous   Transaction.   The  parties  acknowledge  that  the
transactions contemplated by this Agreement are an integral part of the execution of certain documentation relating to Crown Assets including the entering of Leases by Crown's Subsidiary, GoldWerk's, Inc., for the Building and Equipment used the manufacture of gold, platinum and silver jewelry. In the event these are not completed, as determined in the sole discretion of Crown and Park, at the election Crown and of Park, this Agreement shall be null and void upon the giving of written notice to the other.

                                       [SIGNATURES APPEAR ON FOLLOWING PAGE]

         IN WITNESS WHEREOF, Crown and Park have caused this Agreement to be signed and delivered by their respective duly authorized officers, all as of the date first written above.


                                            "Park"

                                            PARK VANGUARD, LLC


                                            By:      Marc A. Palazzo
                                                     ---------------------------
                                                     Name: Marc A. Palazzo
                                                     Title:   Manager


                                            "Crown"

                                            CROWN JEWEL RESOURCES CORP.

                                            By:      Marc A. Palazzo
                                                     ---------------------------
                                                     Name:    Marc A. Palazzo
                                                     Title:   President